                                                                 Exhibit 1.2

                             CENTURY BANCORP, INC.

                              Up to 407,330 Shares

                                  COMMON STOCK
                            (No Par Value Per Share)

                      Subscription Price $50.00 Per Share

                             SALES AGENCY AGREEMENT
                             ----------------------

                                                       _____________, 1996

Trident Securities, Inc.
4601 Six Forks Road
Suite 400
Raleigh, North Carolina  27609

Gentlemen:

     Century Bancorp, Inc., Thomasville, North Carolina (the "Company"), a North Carolina corporation, and Home Savings, SSB, Thomasville, North Carolina (the "Bank"), a North Carolina-chartered, federally-insured savings bank, hereby confirm their respective agreements with Trident Securities, Inc., Raleigh, North Carolina ("Trident") as follows:


1.   Introduction.  The Bank, in accordance with its plan of conversion (the
     ------------
"Plan"), pursuant to which the Bank intends to convert from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank (the "Conversion"), is offering to certain depositors and borrowers, the Bank's employee stock ownership plan (the "ESOP") and to directors, officers and employees of the Bank nontransferable rights to subscribe for a minimum of 261,800 and a maximum of 354,200 shares, with the possibility of increasing the number of such shares offered to 407,330 shares without a resolicitation of subscribers, of the Company's common stock, no par value per share (the "Shares" and the "Common Stock"), or such lesser amount of Common Stock as the Administrator of the Savings Institutions Division of the North Carolina Department of Commerce (the "Administrator") permits to be offered, in a subscription offering (the "Subscription Offering"). Shares for which subscriptions are not received in the Subscription Offering may be offered to members of the general public in a community offering with priority being given to natural persons or trusts of natural persons who are residents of Davidson County, North Carolina, subject to the priorities and limitations described in the Plan (the "Community Offering") and Shares for which subscriptions are not received in the Subscription Offering or purchased in the Community Offering may be offered to the general public in a syndicated community offering (the "Syndicated Community Offering"), subject to the priorities and limitations described in the Plan. The Subscription Offering, the Community
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Trident Securities, Inc.
Page 2

Offering, if any, and the Syndicated Community Offering, if any, are referred to collectively as the "Offerings."

     The Company and the Bank have been advised by Trident that it desires to utilize its best efforts in assisting the Company and the Bank with their sale of the Common Stock in the Offerings. Prior to the execution of this Agreement, the Company and the Bank have delivered to Trident the prospectus dated ________________, 1996 (the "Prospectus") and the proxy statement dated
__________________, 1996 (the "Proxy Statement"), and all supplements and amendments thereto, if any, to be used in the Conversion and the Offerings.
Such Prospectus and such Proxy Statement contain information with respect to the Company, the Bank and the Common Stock.

     2.   Representations and Warranties.  The Company and the Bank jointly and
          ------------------------------
severally represent and warrant to Trident that:

         (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1, including exhibits and all amendments and supplements thereto (No. 333-8625), including the Prospectus, for the registration of the Offerings under the Securities Act of 1933, as amended ("1933 Act"). Such registration statement has become effective under the 1933 Act and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the best of its knowledge, threatened by the Commission. Except as the context may otherwise require, such registration statement, as amended or supplemented, if amended or supplemented, on file with the Commission at the time the registration statement becomes effective, including the Prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof, is herein called the "Registration Statement," and the prospectus, as amended or supplemented, if amended or supplemented, on file with the Commission at the time the Registration Statement becomes effective is herein called the "Prospectus," except that if the prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the General Rules and Regulations of the Commission under the 1933 Act ("1933 Act Regulations") differs from the form of prospectus on file at the time the Registration Statement becomes effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is filed with or mailed for filing with the Commission and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively. If any Shares remain unsubscribed following completion of the Subscription Offering, the Company, if required under the 1933 Act, (i) will promptly file with the Commission a post-effective amendment to the Registration

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Trident Securities, Inc.
Page 3

Statement relating to the results of the Offerings, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) will file with, or mail for filing to, the Commission a prospectus or prospectus supplement containing information relating to the results of the Offerings and pricing information pursuant to Rule 424(c) of the 1933 Act Regulations.

          (b) The Bank has filed an Application to Convert a Mutual Savings Bank to a Stock Owned Savings Bank, including exhibits (as amended or supplemented, the "Conversion Application") with the Administrator, which has been conditionally approved by the Administrator; and the Prospectus and the Proxy Statement included as part of the Conversion Application has been conditionally approved for use by the Administrator. No order has been issued by the Administrator preventing or suspending the use of the Prospectus or the Proxy Statement; and no action by or before the Administrator revoking such approvals is pending or, to the Bank's best knowledge, threatened. The Bank also has filed a Notice of Intent to Convert to Stock Form (as amended or supplemented, the "Notice") with the Federal Deposit Insurance Corporation (the "FDIC") and the FDIC has issued a conditional Notice of Intent Not to Object to the Conversion. The Company has filed holding company applications, including exhibits (as amended or supplemented, the "Holding Company Applications"), with the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the Administrator, which have been approved by them. No action by or before the Federal Reserve or the Administrator revoking such approvals is pending or, to the Bank's best knowledge, threatened.

          (c) As of the date of the Prospectus, and at all times subsequent thereto through and including the "Closing Date" (as defined in Section 3 hereof), (i) the Registration Statement and Prospectus (as amended and supplemented, if amended and supplemented) complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, (ii) the Prospectus and the Proxy Statement (as amended and supplemented, if amended and supplemented) complied and will comply in all material respects with Chapter 54C-33 of the North Carolina General Statutes, as amended, and the rules and regulations of the Administrator and other applicable North Carolina law (collectively the "Administrator's Regulations") and with the Federal Deposit Insurance Act, as amended, and the rules and regulations of the FDIC and other applicable federal law (collectively the "FDIC's Regulations"),
(iii) the Registration Statement (as amended and supplemented, if amended and supplemented) did not and will not contain any untrue statement of a material fact or omit to state
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Trident Securities, Inc.
Page 4

any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iv) the Prospectus and the Proxy Statement (each as amended or supplemented, if amended or supplemented) did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Bank relating to Trident by or on behalf of Trident expressly for use in the Registration Statement, the Prospectus or the Proxy Statement.

          (d) The Company is duly organized as a business corporation under the laws of the State of North Carolina and the Bank is duly organized as a mutual savings bank under the laws of the State of North Carolina, and each of them is validly existing and has a corporate existence under all applicable laws with full power and authority to own its property and conduct its business as described in the Prospectus and the Proxy Statement; the Bank is a member in good standing of the Federal Home Loan Bank of Atlanta ("FHLB-Atlanta"); and the deposit accounts of the Bank are insured by the Savings Association Insurance Fund ("SAIF") administered by the FDIC up to the applicable legal limits. Each of the Company and the Bank is qualified to do business as a foreign corporation in any jurisdiction where non-qualification has or would have a material adverse effect on the condition (financial or otherwise), operations, business, assets, earnings or properties ("Material Adverse Effect") of the Company and the Bank, taken as a whole. The Bank does not own equity securities of or any equity interest in any other business enterprise except for the Subsidiary (as hereinafter defined) or as described in the Prospectus and the Proxy Statement. Upon amendment of the Bank's charter and bylaws as provided in the Administrator's Regulations and completion of the sale by the Company of the Shares as contemplated by the Prospectus, (i) the Bank will be converted pursuant to the Plan to a North Carolina-chartered capital stock savings bank with full power and authority to own its properties and conduct its business as described in the Prospectus and the Proxy Statement, (ii) all of the outstanding shares of capital stock of the Bank will be owned of record and beneficially by the Company, and (iii) the Company will have no direct subsidiaries other than the Bank.

          (e) The Bank has one direct wholly-owned subsidiary (the "Subsidiary"). The Subsidiary has been duly organized and is validly existing and in good standing under the laws of the State of North Carolina with full power and authority to own its
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Trident Securities, Inc.
Page 5

properties and conduct its business, if any, as described in the Prospectus, and the Subsidiary is not required to be qualified to do business as a foreign corporation in any jurisdiction where non-qualification would have a Material Adverse Effect on the Bank, the Subsidiary and the Company taken as a whole.
The Subsidiary holds all material licenses, certificates and permits from governmental authorities necessary for the conduct of its business, if any, as described in the Prospectus, and all such licenses, certificates and permits are in full force and effect and the Subsidiary is in all material respects complying therewith. All of the outstanding stock of the Subsidiary has been duly authorized and is fully paid and nonassessable, and such stock is owned directly or indirectly by the Bank free and clear of any liens or encumbrances. The activities of the Subsidiary, if any, are permitted to subsidiaries of a North Carolina-chartered savings bank by virtue of the applicable rules and regulations of the Administrator, the FDIC and/or the Federal Reserve (except as to such specific exceptions as may have been granted by any of such agencies). The Subsidiary has good and marketable title to all assets material to its business, if any, and to those assets described in the Prospectus, if any, free and clear of all material liens, charges, encumbrances or restrictions.

          (f) The Bank has good and marketable title to all assets material to the business of the Bank and to those assets described in the Prospectus as owned by the Bank, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not expected to have a Material Adverse Effect on the Bank and the Company, taken as a whole; and all of the leases and subleases material to the operations and financial condition of the Bank under which the Bank holds properties, including those described in the Prospectus, are in full force and effect as described therein.

          (g) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of each of the Company and the Bank, and this Agreement is a valid and binding obligation of each of the Company and the Bank, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other laws affecting creditors' rights generally, except as may be limited by the exercise of judicial discretion in applying principles of equity and except to the extent that the provisions of Section 8 and 9 hereof may be unenforceable as against public policy or Section 23A of the Federal Reserve Act, 12 U.S.C. (S) Section 371c ("Section 23A").
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Trident Securities, Inc.
Page 6

          (h) There is no litigation or governmental proceeding pending or, to the knowledge of the Company or the Bank, threatened against or involving the Company, the Bank, the Subsidiary or any of their respective assets which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on the Company and the Bank, taken as a whole, except as referred to in the Prospectus and the Proxy Statement.

          (i) The Conversion of the Bank from mutual to stock form will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and will not be a taxable transaction under the laws of the State of North Carolina to the Company or the Bank; and the Bank has received the opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., Greensboro, North Carolina, with respect to North Carolina and federal income tax consequences of the Conversion, which opinion is filed as an exhibit to the Registration Statement and the Conversion Application, and the facts relied upon in such opinion are true, accurate and complete.

          (j) The Company and Bank each has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof (subject to the limitations set forth herein and subject to post-Conversion conditions imposed by the Administrator, the FDIC and/or the Federal Reserve in connection with their respective approvals, or nonobjection, as the case may be, of the Conversion Application, the Notice, and the Holding Company Applications) and, in the case of the Company, as of the Closing Date to issue and sell the Shares to be sold by it as provided herein, and in the case of the Bank, as of the Closing Date to issue and sell the shares of its capital stock to be sold to the Company as provided in the Plan (subject to the issuance of an amended charter in the form required for a North Carolina-chartered stock savings bank (the "Stock Charter"), the form of which Stock Charter has been filed as an exhibit to the Conversion Application).

          (k) The Bank is not in violation of any rule or regulation of the Administrator or the FDIC that would result in any enforcement action against the Bank or its officers or directors that has or may have a Material Adverse Effect on the Company and the Bank, taken as a whole.

          (l) The financial statements of the Bank and any related notes or schedules which are included in the Registration Statement and the Conversion Application and are part of the Prospectus fairly present the financial condition, results of operations,
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Trident Securities, Inc.
Page 7

retained earnings and cash flows of the Bank at the respective dates thereof and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of both the 1993 Act Regulations and the Administrator's Regulations. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth therein. The tables and other financial, statistical and pro forma information and related notes in the Prospectus accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods covered thereby.

          (m) There has been no material adverse change in the condition (financial or otherwise), results of operations, business, assets, properties or earnings of the Company or the Bank since the latest date as of which such condition is set forth in the Prospectus except as referred to therein; and the capitalization, assets, properties and businesses of the Company and the Bank conform to the descriptions thereof contained in the Prospectus as of the date specified and, since such date, there has been no Material Adverse Effect on the Company and the Bank, taken as a whole. Neither the Company nor the Bank have any material liabilities, contingent or otherwise, of any kind, except as specifically set forth in the Prospectus.

          (n) No material default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a material default, on the part of the Company, the Bank or, to the best knowledge of the Company and Bank, on the part of any other party in the due performance and observance of any term, obligation, covenant or condition of any agreement, contract, indenture, bond, debenture, note, instrument or any other evidence of indebtedness which would result in a Material Adverse Effect on the Company and the Bank, taken as a whole; said agreements are in full force and effect; and no other party to any such agreement has instituted or, to the best knowledge of the Company or the Bank, threatened any action or proceeding wherein the Company or the Bank would or might be alleged to be in default thereunder.

          (o) Neither the Company nor the Bank is in violation of their respective charters, certificate of incorporation or bylaws. The execution and delivery of this Agreement, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the respective charter, certificate of incorporation or bylaws of the Company or the Bank, or, in any material respect, violate, conflict with or constitute a breach of, or default (or an event which, with
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Trident Securities, Inc.
Page 8

notice or lapse of time, or both, would constitute a default) under, any agreement, indenture or other instrument by which any of the Company or the Bank is bound and which is material to the Company and the Bank, taken as a whole, or under any governmental license or permit or any law, administrative regulation or authorization, approval, court decree, injunction or order which is material to the Company and the Bank, taken as whole, subject to the satisfaction of certain conditions imposed by the Administrator, the FDIC and the Federal Reserve in connection with their approvals of the Conversion Application, the Notice and the Holding Company Applications, and except as may be required under the blue sky laws and regulations (collectively the "Blue Sky Laws") of various jurisdictions.

          (p) Subsequent to the respective dates as of which information is given in the Prospectus or the Proxy Statement and prior to the Closing Date, except as otherwise may be indicated or contemplated therein, neither the Company nor the Bank has issued any securities or incurred any liabilities or obligations, direct or contingent, for borrowed money, except borrowings by the Bank in the ordinary course of business, or entered into any transaction other than in the ordinary course of business which is material in light of the businesses and properties of the Company and the Bank.

          (q) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company shall be as set forth in the Prospectus under the caption "Capitalization", and no equity or debt securities of the Company have been or shall be issued and outstanding prior to the Closing Date (except for one share of Common Stock issued in connection with the organization of the Company, which share shall be canceled effective as of the Closing Date); the issuance and the sale of the Shares have been, or as of the Closing Date will be, duly authorized by all necessary action of the Company and approved by the Administrator and received the order of non-objection from the FDIC (subject to the satisfaction of post-Conversion conditions imposed by the Administrator and the FDIC) and, when issued in accordance with the terms of the Plan, shall be validly issued, fully paid and nonassessable and shall conform to the description thereof contained in the Prospectus; the issuance of the Shares is not subject to preemptive rights; and good title to the Shares will be transferred to the purchasers thereof upon issuance thereof against payment therefor, free and clear of all claims, encumbrances, security interests and liens whatsoever, with respect to the Company's interest in such shares. The certificates representing the Shares will conform with the requirements of applicable laws and regulations. The issuance and sale of the common stock of the Bank to the Company has been, or as of the Closing Date will be,
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Trident Securities, Inc.
Page 9

duly authorized by all necessary action of the Bank and the Company and appropriate regulatory authorities (subject to the satisfaction of post-Conversion conditions imposed by the Administrator, the FDIC and/or the Federal Reserve) and such common stock, when issued in accordance with the terms of the Plan, will be fully paid and nonassessable and will conform, in all material respects, to the description thereof contained in the Prospectus.

          (r) No further approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the declaration of effectiveness of any required post-effective amendment by the Commission and approval or non-objection thereof or thereto by the Administrator and the FDIC, the issuance of the Stock Charter by the Administrator, the form of which has been approved by the Administrator and except as may be required under the Blue Sky Laws.

          (s) All contracts and other documents required to be filed as exhibits to the Registration Statement, the Conversion Application, the Notice or the Holding Company Applications have been filed with the Administrator, the FDIC, the Commission or the Federal Reserve, as the case may be.

          (t) Dixon, Odom & Co., L.L.P., which audited the financial statements of the Bank at June 30, 1996 and for the fiscal years ended June 30, 1994, 1995 and 1996 included in the Prospectus are, and were during the periods covered in its report in the Prospectus, independent public accountants within the meaning of the 1933 Act, the 1933 Act Regulations, and the Code of Professional Ethics of the American Institute of Certified Public Accountants.

          (u) JMP Financial, Inc., which has prepared the Conversion appraisal dated as of October 22, 1996 described in the Prospectus is independent of the Company and the Bank within the meaning of the Administrator's Regulations and the FDIC's Regulations, is believed by the Company and the Bank to be experienced and expert in rendering corporate appraisals of thrift institutions, and the Company and the Bank have no reason to believe that JMP Financial, Inc. has not prepared the pricing information set forth in the Prospectus in accordance with the requirements of the Administrator's Regulations and the FDIC's Regulations.

          (v) The Company and the Bank have timely filed all required federal and state tax returns and no deficiency has been asserted with respect to such returns by any taxing authorities,
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Trident Securities, Inc.
Page 10

have paid all taxes that have become due and, to the best of their knowledge, have made adequate reserves for similar future tax liabilities, except where any failure to make such filings, payments and reserves, or the assertion of such a deficiency, would not have a Material Adverse Effect on the Company and the Bank, taken as a whole.

          (w) The records of account holders, depositors, borrowers and other members of the Bank delivered to Trident by the Bank or its agent for use during the Conversion are reliable, accurate and complete, and Trident shall have no liability to any person relating to the reliability, accuracy or completeness of such records or for any denial or allocation of a subscription to purchase Shares to any person based upon such records.

          (x) To the best knowledge of the Company and the Bank, all the loans represented as assets on the most recent financial statements of the Bank included in the Prospectus meet or are exempt from all requirements of any federal, state or local law pertaining to lending including, without limitation, truth-in-lending (including the requirements of Regulation Z, 12 C.F.R. Part 226, and 12 C.F.R. (S) 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to such loans, except for violations which, if asserted, would not have a Material Adverse Effect on the Bank and the Company, taken as a whole.

          (y) To the best knowledge of the Company and the Bank, none of the Company, the Bank or employees of the Company or the Bank have made any payment of funds of the Company or the Bank prohibited by law, and no funds of the Company or the Bank have been set aside to be used for any payment prohibited by law.

          (z) To the best knowledge of the Company and the Bank, the Company and the Bank are in compliance in all material respects with all Environmental Law (as hereinafter defined), and neither the Company nor the Bank have been notified or is otherwise aware that either of them is potentially liable, or is considered potentially liable, under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
(S) 9601 et seq. or any similar state or local law. There are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of the Company or the Bank, threatened against the Company or the Bank relating to Environmental Law matters, nor does the Company or the Bank have any reason to believe any such proceedings may be brought against either of them. To the best knowledge of the Company and the Bank, no disposal, release or discharge of hazardous waste, hazardous
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substances, toxic substances, pollutants, irritants or contaminants, including petroleum and gas products, as any of such terms may be defined under any Environmental Law, has occurred on, in, at or about any of the facilities or properties of the Company or the Bank in violation of Environmental Law, or, to the best knowledge of the Company or the Bank, has occurred on, in, at or about any of the facilities or properties pledged to the Bank as collateral for any loan or extension of credit by the Bank, except such disposal, release or discharge as could not be reasonably deemed to have a Material Adverse Effect on the Company and the Bank, taken as a whole.

          "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any agency (i.e., any federal, state or local agency responsible for regulating or enforcing the matters identified herein) relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the usage, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

          (aa) At the Closing Date, the Company and the Bank will have completed the conditions precedent to, and prior to the Closing Date, shall have conducted the Conversion in all material respects in accordance with the Plan, the Administrator's Regulations, the FDIC's Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon it by the Administrator, the FDIC and the Federal Reserve.

          (bb) Neither the Company nor the Bank is in violation of any directive from the Administrator, the FDIC, the Federal Reserve, or any other agency to make any material change in the method of conducting its business so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Administrator, the FDIC or the Federal Reserve), and except as set forth in the Prospectus there is no suit, proceeding, charge, investigation or action before or by any court, regulatory authority or governmental agency or body pending or, to the best
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Page 12

knowledge of the Company or the Bank, threatened, which might materially and adversely affect the Conversion, the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Prospectus, which might have a Material Adverse Effect on the Company and the Bank, taken as a whole.

          (cc) Prior to the Conversion, the Bank was not authorized to issue shares of capital stock; the Company and the Bank have not: (i) placed any securities within the last eighteen (18) months (except for the sale of one share of the Common Stock as described in (q) above); (ii) had any material dealings within the twelve (12) months prior to the date hereof with any member of the National Association of Securities Dealers, Inc. ("NASD"), or any person related to or associated with such member, other than discussions and meetings relating to the Offerings and routine purchases and sales of U.S. government securities; (iii) entered into a financial or management consulting agreement except as contemplated hereunder; or (iv) engaged any intermediary between Trident and the Company and the Bank in connection with the offering of the Common Stock, and no person is being compensated in any manner for such service.

          (dd) All documents delivered by the Bank or the Company or their representatives in connection with the issuance and sale of the Common Stock, including records of account holders, depositors, borrowers and other members of the Bank, or in connection with Trident's exercise of due diligence, except for those documents which were prepared by parties other than the Bank, the Company or their representatives were on the dates on which they were delivered, true, complete and correct.

     2A.  Representations and Warranties of Trident.  Trident represents and
          -----------------------------------------
warrants to the Company and the Bank that:

          (a) Trident is registered as a broker-dealer with the Commission and is in good standing with the NASD.

          (b) Trident is validly existing as a corporation under the laws of its jurisdiction of incorporation, with full corporate power and authority to provide the services to be furnished to the Company and the Bank hereunder.

          (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Trident, and this Agreement is a legal, valid and binding obligation of Trident, enforceable in accordance with its terms
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Page 13

(except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of registered broker-dealers the accounts of whom may be insured by the Securities Investor Protection Corporation or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or Section 23A).

          (d) Each of Trident and, to Trident's knowledge, its employees, agents and representatives who shall perform any of the services required hereunder to be performed by Trident shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services; and Trident is a registered selling agent in such jurisdictions in which the Company is relying on such registration for the sale of the Shares, and will remain registered in such jurisdictions until the Conversion is consummated or terminated.

          (e) The execution and delivery of this Agreement by Trident, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not conflict with the corporate charter or bylaws of Trident or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which Trident is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree in injunction by which Trident is bound.

          (f) Any funds received by Trident to purchase Common Stock will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended ("1934 Act").

          (g) There is not now pending or, to Trident's knowledge, threatened against Trident any action or proceeding before the SEC, NASD, any state securities commission or any state or federal court concerning Trident's activities as a broker-dealer.

     3.  Employment of Trident; Sale and Delivery of the Shares.
         ------------------------------------------------------

     On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company and the Bank hereby employ Trident as their agent to utilize its best efforts in assisting the Company with the Company's sale of the Shares in the Offerings. The employment of

Trident Securities, Inc.
Page 14

Trident hereunder shall terminate (a) forty-five (45) days after the Subscription Offering closes, unless the Company and the Bank, with the approval of the Administrator, are permitted to extend such period of time, or (b) upon consummation of the Conversion, whichever date shall first occur.

     In the event the Company is unable to sell a minimum of 261,800 Shares (or such lesser amount as the Administrator and the FDIC may permit) within the period herein provided, this Agreement shall terminate, and the Company and the Bank shall refund promptly to any persons who have subscribed for any of the Shares, the full amount which it may have received with interest from such persons; and neither party to this Agreement shall have any obligation to the other parties hereunder, except as set forth in Sections 6, 8 and 9 hereof. Appropriate arrangements for placing the funds received from subscriptions for Shares in special interest-bearing accounts with the Bank until all Shares are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for prompt refund to the purchasers as set forth above, or for delivery to the Company if all Shares are sold.

     If all Shares are sold and all other conditions precedent to consummation of the Conversion are satisfied, the Company agrees to issue or have issued such Shares and to release for delivery certificates to subscribers thereof for such Shares as soon as practicable after the Closing Date. Such release for delivery shall be against payment to the Company by any means authorized pursuant to the Prospectus, at the office of the Company at 22 Winston Street, Thomasville, North Carolina 27361-0989, or at such other place as shall be agreed upon among the parties hereto. The date upon which Trident is paid the compensation due to it hereunder is herein called the "Closing Date".

     Trident shall receive the following compensation for its services hereunder:

          (a) (i) a management fee in the amount of one percent (1.00%) of the aggregate dollar amount of the Shares sold in the Subscription Offering and in the Community Offering, (ii) a commission equal to two percent (2.00%) of the aggregate dollar amount of any Shares sold in the Subscription Offering and the Community Offering, excluding any shares sold to the ESOP, the Bank's executive officers, directors and their "Associates" (as such term is defined in the Plan) and excluding shares sold by other NASD member firms under Selected Dealer (as such term is defined in the Prospectus) arrangements. For stock sold by other NASD member firms under Selected Dealer Agreements, the commission payable shall be as agreed upon by the Company and Trident to

Trident Securities, Inc.
Page 15

reflect market requirements at the time of the stock allocation in the Syndicated Community Offering. All such fees payable to Trident are to be payable in next day funds to Trident in Raleigh, North Carolina, on the Closing Date.

          (b) Trident shall be reimbursed for all allocable expenses, including legal fees, incurred by it whether or not the Offerings are successfully completed; provided, however, that Trident's legal fees shall not exceed $30,000 and its other allocable expenses shall not exceed $10,000. Full payment of Trident's allocable expenses, including legal fees, shall be made in next day funds on the Closing Date or, if the Conversion is not completed and is terminated for any reason, within ten (10) calendar days of receipt by the Company of the detailed listing from Trident of its allocable expenses. Trident acknowledges receipt of a $10,000 advance payment from the Bank which shall be credited against the total reimbursement due Trident hereunder.

          (c) Notwithstanding the limitations on reimbursement of Trident for allocable expenses provided above, in the event that a resolicitation or other event causes the Offerings to be extended beyond their original expiration dates, Trident shall be reimbursed for its allocable expenses (including legal expenses) incurred during such extended period provided that the applicable allowance for allocable expenses provided above have been exhausted. Such reimbursement shall be in an amount equal to the product obtained by dividing $7500 (in the case of the reimbursement for legal fees) or $2500 (in the case of the reimbursement of other allocable expenses) by the total number of days of the unextended Subscription Offering (calculated from the date of the Prospectus to the intended close of the Subscription Offering as stated in the Prospectus) and then multiplying such product by the number of days of the extension (that number of days from the date of the supplement to the Prospectus to the closing of the extension of the Subscription Offering); provided, however, that the aggregate additional reimbursement for allocable expenses (including legal fees) shall not exceed $10,000.

          (d) The Company shall pay any stock issue and transfer taxes which may be payable with respect to the sale of the Shares. The Company and the Bank also shall pay all expenses of the Conversion including, but not limited to, their attorneys' fees, NASD filing fees, filing and registration fees, and attorneys' fees relating to any required state securities laws research and filings, transfer agent charges, fees relating to auditing and accounting, telephone charges, air freight expenses, courier service costs, rental equipment costs, costs of supplies and costs of printing all necessary documents in connection with the

Trident Securities, Inc.
Page 16

Conversion.

     4.  Offerings.  Subject to the provisions of Section 7 hereof, Trident is
         ---------
offering on behalf of the Company and on a best efforts basis a minimum of 261,800 Shares and a maximum of 354,200 Shares with the possibility of increasing the number of Shares to 407,330, or such lesser amount of Common Stock as the Administrator and the FDIC permit to be offered, in a Subscription Offering and, if necessary, any Shares which remain unsubscribed at the conclusion of the Subscription Offering, in a Community Offering and a Syndicated Community Offering. The Shares are to be initially offered to the public at the price set forth on the cover page of the Prospectus and the first page of this Agreement.

          (a) Subscriptions shall be offered in the Subscription Offering only during the subscription period by means of Order Forms as described in the Prospectus and may be offered in the Syndicated Community Offering by means of solicitations of indications of interest from customers of Trident or Selected Dealers (as defined in the Prospectus) residing in those states in which the Shares may be qualified for offer and sale. The Bank and the Company shall notify Trident promptly after the expiration of the Subscription Offering of the number of Shares sold in the Subscription Offering and the aggregate number of Shares remaining available to be sold in the Syndicated Community Offering. The Bank and the Company shall provide Trident with any information (which shall be accurate and reliable) necessary to assist Trident in allocating the Shares in the event of an oversubscription. The Bank and the Company, jointly and severally, shall indemnify and hold harmful each of Trident and the Selected Dealers against any losses, claims, damages or liabilities resulting from reliance under any records of depositors, borrowers and other members of the Bank delivered to Trident by the Bank or its agents for use during the Conversion.

          (b) Trident agrees that any Selected Dealer Agreements between Trident and Selected Dealers will provide that Selected Dealers will solicit indications of interest from their customers to place orders for the purchase of Shares as of a certain date (the "Order Date") and, upon request by Trident, (i) submit orders to purchase Shares, for which they have previously received indication1s of interest from their customers, (ii) mail confirmations of orders to each subscriber on the business day following the Order Date, (iii) debit accounts of such subscribers on the third business day from the Order Date ("Debit Date"), and (iv) forward completed Order Forms together with such funds to the Company on the next business day following the Debit Date for deposit in an account established by the Company for each Selected

Trident Securities, Inc.
Page 17

Dealer.


     5.   Further Agreements.  The Company and the Bank jointly and severally
          ------------------
covenant and agree that:

          (a) The Company shall deliver to Trident, from time to time, such number of copies of the Prospectus as Trident reasonably may request. The Company authorizes Trident to use the Prospectus in connection with the offer and sale of the Shares.

          (b) The Company shall notify Trident immediately upon discovery, and confirm the notice in writing, if requested, (i) when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus or the Proxy Statement has been filed, (ii) of the issuance by the Commission, the Administrator, the FDIC or the Federal Reserve of any stop order relating to the Registration Statement, the Conversion Application, the Notice, the Holding Company Applications, the Prospectus or the Proxy Statement or of the initiation or the threat of any proceedings for that purpose, (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction, and (iv) of the receipt of any comments from the Commission, the Administrator, the FDIC or the Federal Reserve relating to the Registration Statement, the Conversion Application, the Notice, the Holding Company Applications, the Prospectus or the Proxy Statement. If the Commission, the Administrator, the FDIC or the Federal Reserve enters a stop order relating to the Registration Statement, the Conversion Application, the Notice, the Holding Company Applications, the Prospectus or the Proxy Statement at any time, the Company and the Bank will make any reasonable effort to obtain the lifting of such order as soon as possible.

          (c) During the time when a prospectus is required to be delivered under the 1933 Act, the Administrator's Regulations and the FDIC's Regulations, the Company will comply with all requirements imposed upon it by the 1933 Act, the 1933 Act Regulations, the Administrator's Regulations and the FDIC's Regulations, as from time to time in force, so far as necessary to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If during the period when the Prospectus is used in connection with the offer and sale of the Shares any event relating to or affecting the Company or the Bank shall occur as a result of which it is necessary, in the opinion of counsel for Trident, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time it

Trident Securities, Inc.
Page 18

is delivered to a purchaser of the Shares, the Company forthwith shall prepare and furnish to Trident a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance satisfactory to counsel for Trident) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus of which Trident has not first been furnished a copy or to which Trident reasonably shall object after having been furnished such copy. For the purposes of this subsection the Company and the Bank shall furnish such information with respect to themselves as Trident from time to time reasonably may request.

          (d) The Company shall take all reasonably necessary action and furnish to whomever Trident may direct, such information as may be required to qualify or register the Shares for offer and sale by the Company under the Blue Sky Laws of such jurisdictions as Trident and the Company or its counsel may reasonably agree upon; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where such qualification or registration shall be effected, the Company, unless Trident agrees that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

          (e) Appropriate entries will be made in the financial records of the Bank to establish a liquidation account for the benefit of account holders according to the Administrator's Regulations.

          (f) The Company will file a registration statement for the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to completion of the Offerings pursuant to the Plan and shall request that such registration statement be effective upon or prior to completion of the Conversion. The Company shall maintain the effectiveness of such registration for not less than three (3) years following completion of the Conversion.

          (g) For a period of three (3) years from the date of this Agreement, the Company will furnish to Trident, as soon as

Trident Securities, Inc.
Page 19

publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to Trident
(i) as soon as publicly available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the 1934 Act or mailed to shareholders, and (ii) from time to time, such other public information concerning the Company as Trident may reasonably request.

          (h) The Company shall use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds".

          (i) The Company shall not deliver the Shares until it has satisfied or caused to be satisfied each and every condition set forth in Section 7 hereof, unless such condition is waived in writing by Trident.

          (j) The Company and the Bank shall advise Trident, if necessary, as to the allocation of the Shares in the event of an oversubscription and shall provide Trident final instructions as to the allocations of the Shares in such event and such instructions shall be accurate, reliable and complete. Trident shall be entitled to rely completely and without independent investigation on such instructions and shall have no liability to any person in respect of its reliance thereon, including without limitation, no liability to any person for or related to any denial or grant of a subscription for Shares. The Company shall indemnify and hold Trident harmless for any liability arising out of such instructions or any records of account holders, depositors, borrowers and other members of the Bank delivered to Trident by the Company, the Bank or their agents for use during the Offerings and the Conversion.

          (k) The Company and the Bank will take such actions and furnish such information as are reasonably requested by Trident in order for Trident to ensure compliance with the NASD's "Interpretation Relating to Free-Riding and Withholding."

          (l) The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without Trident's prior written consent, any shares of the Company's common stock other than the Common Stock.

          (m) Upon consummation of the Conversion, the Company will use its best efforts to list the Common Stock on the Nasdaq SmallCap Market. In the event that the Common Stock does not qualify for quotation on the SmallCap Market, the Company will list the Common Stock over-the-counter through the National Daily Quotation System "Pink Sheets" published by the National Quotation

Trident Securities, Inc.
Page 20

Bureau, Inc.

          (n) The Company will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Common Stock in the Offerings on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Company's obligation to refund payments received from persons subscribing for or ordering Common Stock in the Offerings in accordance with the Plan as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto in accordance with the Plan and as described in the Prospectus.

     6.  Payment of Expenses.  Whether or not the Conversion is completed or the
         -------------------
sale of the Shares by the Company is consummated, the Company or the Bank shall pay or reimburse Trident for (a) all filing fees paid or incurred by Trident in connection with all filings with the NASD; and, (b) in addition, if the Agreement does not become effective, the Company is unable to sell a minimum of 261,800 Shares (or such lesser number as may be permitted by the Administrator and FDIC), or the Offerings or Conversion are otherwise terminated, the Company or the Bank shall reimburse Trident for all allocable expenses incurred by Trident relating to the offering of the Shares, subject to Section 3 hereof; provided, however, that the Company and the Bank shall not pay or reimburse Trident for any of the foregoing expenses accrued after Trident shall have notified the Company and the Bank of its election to terminate this Agreement pursuant to Section 11 hereof or after such time as the Company and the Bank shall have given notice in accordance with Sections 11 and 12 hereof that Trident is in breach of this Agreement.

     7.  Conditions of Trident's Obligations.  Except as may be waived by
         -----------------------------------
Trident, the obligations of Trident as provided herein shall be subject to the accuracy of the representations and warranties contained in Section 2 hereof as of the date hereof and as of the Closing Date, to the accuracy of the statements of officers and directors of the Company and the Bank made pursuant to the provisions hereof, to the performance by the Company and the Bank of their obligations hereunder and to the following conditions:

          (a) At the Closing Date, Trident shall receive the favorable opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., special counsel for the Company and the Bank, dated the Closing Date, addressed to Trident, in form and substance satisfactory to counsel for Trident and to the effect that:

Trident Securities, Inc.
Page 21

            (i) the Company is incorporated and is validly existing as a corporation under the laws of the State of North Carolina and the Bank is duly organized and validly existing as a mutual savings bank with a corporate existence under the laws of the State of North Carolina, each with full power and authority to own its property and conduct its business as described in the Prospectus;

            (ii) the Company and the Bank are each duly qualified to do business and each are in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its properties of which such counsel has Actual Knowledge or the conduct of its business of which such counsel has Actual Knowledge requires such qualification unless the failure to be so qualified would not have a Material Adverse Effect on the Company and the Bank, taken as a whole;

           (iii) the Bank is a member of the FHLB-Atlanta and the deposit accounts of the Bank are insured by the SAIF of the FDIC up to the applicable limits;

            (iv)   the Bank has only one subsidiary corporation;

             (v) to the Actual Knowledge of such counsel, (a) the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except where the failure to obtain such licenses, permits and governmental authorizations would not have a Material Adverse Effect on the Bank and the Company, taken as a whole, (b) all such licenses, permits and other governmental authorizations are in full force and effect and (c) the Bank is in all material respects complying therewith;

            (vi) the Plan complies with, and, to the Actual Knowledge of such counsel, the Conversion of the Bank from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank and the creation of the Company as the holding company of the Bank have been effected in all material respects in accordance with all applicable laws, rules, regulations, decisions and orders (with such modifications as were disclosed to and approved by the Administrator and FDIC, as evidenced by their approval and conditional notice of intent not to object and were in such counsel's opinion

Trident Securities, Inc.
Page 22

        appropriate for the transactions described in the Conversion Application); to such counsel's Actual Knowledge, all of the terms, conditions, requirements and provisions with respect to the Plan and the Conversion imposed by the Administrator, the FDIC and the Federal Reserve, except with respect to filing certain post-Conversion reports, have been complied with in all material respects by the Company and the Bank or appropriate waivers have been obtained; and, to the Actual Knowledge of such counsel, no person has sought to obtain regulatory or judicial review of the final action of the Administrator in approving the Plan or the FDIC order of non-objection to the Plan;

            (vii) As of the Closing Date, the Company has authorized Common Stock as set forth in the Registration Statement and the Prospectus; the Bank has authorized capital stock as set forth in the Conversion Application and the Prospectus and the description of such capital stock in the Registration Statement, the Conversion Application and the Prospectus is accurate and complete in all material respects;

           (viii) the issuance and sale of the Shares have been duly and validly authorized by all necessary corporate action on the part of the Company and have received requisite regulatory approvals or non-objection; the Shares, upon receipt of payment and issuance in accordance with the terms of the Plan and this Agreement, will be validly issued, fully paid, nonassessable and the purchasers of the Shares from the Company, upon issuance thereof against payment therefor, will acquire such Shares free and clear of all claims, encumbrances, security interests and liens whatsoever created or suffered to be created by the Company;

             (ix) the certificates for the Common Stock are in due and proper form and comply with applicable requirements of federal and North Carolina law and the rules and regulations of the Administrator;

              (x) the issuance and sale of the capital stock of the Bank to the Company has been duly authorized by all necessary action of the Bank and the Company and has received the approval of the Administrator, and such capital stock, when paid for and issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and owned of record and beneficially by the Company;

             (xi) subject to the satisfaction of the post-Conversion conditions in the approvals of the Conversion Application, the Holding Company Applications and the Notice, no further approval, authorization, consent or other order of any public board or body is required in

Trident Securities, Inc.
Page 23

        connection with the execution and delivery of this Agreement, the issuance of the Shares and consummation of the Conversion except as may be required under the Blue Sky Laws (as to which no opinion need be given);

            (xii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action, corporate or otherwise, on the part of each of the Company and the Bank; and this Agreement is a legal, valid and binding obligation of each of the Company and the Bank, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other laws affecting creditors' rights generally and as may be limited by the exercise of judicial discretion in applying principles of equity and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or
        Section 23A;

           (xiii) to the Actual Knowledge of such counsel, except as set forth in the Prospectus, there are no legal or governmental proceedings pending or threatened against or involving the assets of the Company or the Bank required to be disclosed in the Prospectus (provided, however, that no litigation or governmental proceeding is considered to be threatened unless the potential litigant or governmental authority has manifested to the management of the Bank, or to such counsel, a present intention to initiate such litigation or proceeding), nor are there any statutes or regulations, and, to the Actual Knowledge of such counsel, any contracts or other documents required to be described or disclosed in the Prospectus which are not so described or disclosed; and the description in the Prospectus of such statutes, regulations, contracts and other documents therein described are in all material respects accurate summaries and in all material respects fairly present the information required to be shown;

            (xiv) the statements in the Prospectus under the captions "Taxation," "Supervision and Regulation," "Dividend Policy," "Anti-Takeover Provisions Affecting the Holding Company and Home Savings" and "Description of Capital Stock," insofar as they are, or refer to, statements of law or legal conclusions thereon (excluding financial data included therein, as to which an opinion

Trident Securities, Inc.
Page 24

        need not be expressed), have been prepared or reviewed by them and are correct in all material respects;

             (xv) the Conversion Application has been approved by the Administrator, the FDIC has given its non-objection to the Conversion Application, and the Prospectus and Proxy Statement have been approved and authorized for distribution to members of the Bank and others pursuant to the Plan by the Administrator; the Stock Charter when issued to the Bank by the Administrator and filed with the North Carolina Secretary of State's office will be in full force and effect; the Registration Statement and any post-effective amendment thereto have been declared effective by the Commission; the Administrator and the Federal Reserve have issued their orders of approval for the Company to acquire the Bank; and to such counsel's Actual Knowledge no proceedings are pending, contemplated or threatened by or before the Commission, the Administrator or the FDIC seeking to revoke or rescind the orders declaring the Registration Statement, the Prospectus or the Proxy Statement effective or, authorizing their use, provided, however, that no such action or proceeding is considered to be "threatened" unless the applicable governmental authority has manifested to the management of the Company or the Bank, or to such counsel, a present intention to initiate such proceeding;

            (xvi) the execution and delivery of this Agreement, the incurring of the obligations herein set forth and the consummation of the transactions contemplated hereby shall not conflict with nor result in a material breach of the certificate of incorporation, charter or bylaws of the Company or the Bank (in either mutual or stock form), nor to the Actual Knowledge of such counsel, constitute a material breach of or default (or an event which, with notice or lapse of time or both, would constitute a material default) under, or give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company or the Bank pursuant to any of the terms, provisions or conditions of any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Bank is a party or by which it or its assets or properties may be bound or is subject, or any governmental license or permit (subject to the

Trident Securities, Inc.
Page 25

        satisfaction of any post-Conversion conditions imposed by the Administrator, the FDIC and/or the Federal Reserve), which in any such event would have a Material Adverse Effect on the Company and the Bank, taken as a whole; nor will any such actions violate any material law, administrative regulation or order, court order, writ, injunction or decree, which breach, default, encumbrance or violation would have a Material Adverse Effect on the Company and the Bank, taken as a whole;

           (xvii) to the Actual Knowledge of such counsel, there has been no material breach of the Company's or Bank's certificate of incorporation or charter or bylaws or a breach or default (or the occurrence of any event which, with the lapse of time or action, or both, by a third party, would result in a breach or a default) under any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Bank is a party or by which any of them or their respective assets or properties may be bound, or any governmental license or permit, or a violation of any law, administrative regulation or order, court order, writ, injunction or decree which breach or default would have a Material Adverse Effect on the Company and the Bank, taken as a whole;

          (xviii) the Conversion Application, the Notice, the Holding Company Applications, the Registration Statement, the Prospectus and the Proxy Statement (in each case as amended or supplemented, if so amended or supplemented) comply as to form in all material respects with the requirements of all applicable laws (including the 1933 Act) and the rules, regulations, and all written and published decisions and orders of the Administrator, the FDIC, the Federal Reserve or the Commission, as the case may be (except as to financial statements, notes to financial statements, financial tables and other financial and statistical data, including the appraisal included therein, as to which no opinion need be expressed); to the Actual Knowledge of such counsel, all documents and exhibits required to be filed with the Conversion Application and the Registration Statement (in each case as amended or supplemented, if so amended or supplemented) have been so filed; the description in the Conversion Application, the Holding Company Applications and the Registration Statement of such documents and exhibits is in all material respects accurate and complete and presents fairly the information required to

Trident Securities, Inc.
Page 26

        be shown; to the Actual Knowledge of such counsel, there are no contracts or other documents of a character required to be described which are not described, and there are no statutes or regulations applicable to, certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by, or legal or governmental proceedings, past, pending or threatened, against the Company or the Bank of a character required to be disclosed in the Conversion Application, the Holding Company Applications, the Registration Statement or the Prospectus which have not been so disclosed and properly described therein;

          (xix) to the Actual Knowledge of such counsel, neither the Company nor the Bank is in violation of any directive from the Administrator, the FDIC or the Federal Reserve to make any change in the method of conducting their respective businesses; and,

           (xx) the Company is not required to be registered as an investment company under the Investment Company Act of 1940 and will not be required to be so registered as a result of the consummation of the Conversion and the receipt and use of the proceeds from the sale of the Shares, as such use of proceeds is described in the Prospectus under the caption "Use of Proceeds."

        In giving such opinion, such counsel may rely as to all matters of fact on certificates of officers and directors of the Company and the Bank and certificates of public officials delivered pursuant hereto.

     As used in such counsel's opinion, the phrase "Actual Knowledge" shall mean the conscious awareness of facts or other information by Edward C. Winslow III, Randall A. Underwood, Jean C. Brooks and John M. Cross, Jr., who are all the lawyers employed by such counsel who have had active involvement with the Conversion, and except to the extent stated in such opinion, such counsel will not be deemed to have undertaken any independent investigation or inquiry to determine the existence or absence of any facts.

        (b) At the Closing Date, Trident shall receive the letter of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., special counsel for the Company and the Bank, addressed to Trident, dated the Closing Date and in form and substance satisfactory to special counsel for Trident to the effect that, in connection with

Trident Securities, Inc.
Page 27

the preparation of the Registration Statement, the Prospectus and the Proxy Statement, such counsel participated in conferences with directors, officers, employees and other representatives of the Company and the Bank, representatives of the independent public accountants for the Company and the Bank and with representatives of Trident and Trident's special counsel as well as reviewed various documents and other information deemed relevant and, based on such conferences and reviews, nothing has come to such counsel's attention that would lead it to believe that, the Registration Statement, as amended or supplemented, if amended or supplemented (except as to financial statements, notes to financial statements, financial tables and other financial and statistical data, including the appraisal contained therein, with respect to which such counsel need make no statement), at the time it became effective and at the time any post-effective amendment thereto became effective, or that the Prospectus, as amended or supplemented, if amended or supplemented (except as to financial statements, notes to financial statements, financial tables and other financial and statistical data, including the appraisal contained therein, with respect to which such counsel need make no statement), at the time it was approved for final use by the Administrator and the FDIC, as of the date of such document set forth thereon and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made not misleading (in making this statement counsel may state that it has not undertaken to verify independently the information set forth in the Registration Statement or Prospectus, and, therefore, does not assume any responsibility for the accuracy or completeness thereof).

        (c) Counsel for Trident shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the matters required by Trident, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including, but not limited to, resolutions of the Boards of Directors of the Company and the Bank regarding the authorization of this Agreement and the transactions contemplated hereby.

        (d) Prior to and at the Closing Date, in the reasonable opinion of Trident, (i) there shall have been no material adverse change in the condition or affairs, financial or otherwise, of the Company or the Bank from that as of the latest date as of which such condition is set forth in the Prospectus except as referred to therein; (ii) there shall have been no material transactions

Trident Securities, Inc.
Page 28

entered into by the Company or the Bank from the latest date as of which the financial condition of the Company and the Bank is set forth in the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary course of business; (iii) neither the Company nor the Bank shall have received from the Administrator, the FDIC or the Federal Reserve any direction (oral or written) to make any material change in the method of conducting their respective businesses with which they have not complied; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or threatened against the Company or the Bank or affecting any of their respective assets wherein an unfavorable decision, ruling or finding would result in a Material Adverse Effect on the Company and the Bank, taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale by the Company under the Blue Sky Laws of such jurisdictions as Trident and the Company shall have agreed upon.

        (e) At the Closing Date, Trident shall receive a certificate of the President and of the principal financial officer of each of the Company and the Bank, dated the Closing Date, to the effect that: (i) each has carefully examined the Prospectus and the Proxy Statement and in their opinion, at the time the Prospectus and the Proxy Statement became authorized for final use, neither the Prospectus nor the Proxy Statement contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus or the Proxy Statement became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus or the Proxy Statement which has not been so set forth, including specifically, but without limitation, any event or change that has or may have a Material Adverse Effect on the Company or the Bank and, the conditions set forth in clauses (ii) through (iv) inclusive of subsection (d) of this Section 7 have been satisfied; (iii) no order has been issued by the Administrator, the FDIC or the Commission to suspend the Offerings or the effectiveness or the authorization for final use of the Prospectus and the Proxy Statement and, to the best knowledge of such officers, no action for such purposes has been instituted or threatened by the Administrator, the FDIC or the Commission; (iv) to the best knowledge of such officers, no person has sought to obtain review of the final action of the Administrator or the FDIC approving the Plan; and, (v) all of the representations and warranties contained in Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the Closing Date.

Trident Securities, Inc.
Page 29

        (f) At the Closing Date, Trident shall receive, among other documents,
(i) a copy of the letter from the Administrator authorizing the use of the Prospectus, the Proxy Statement and related materials, (ii) a copy of the order of the Commission declaring the Registration Statement effective; (iii) a copy of a letter from the Administrator evidencing the corporate existence of the Bank; (iv) a copy of a letter from the North Carolina Secretary of State evidencing the corporate existence of the Company; (v) a copy of the Company's certificate of incorporation certified by the North Carolina Secretary of State's office; (vi) if available, a copy of the letter from the Administrator approving the Bank's Stock Charter; (vii) a copy of the order of the Federal Reserve approving the Holding Company Application; and (viii) a copy of the order of the FDIC granting its non-objection to the Conversion.

        (g) As soon as available after the Closing Date, Trident shall receive a certified copy of the Bank's Stock Charter executed by the Administrator.

        (h) Concurrently with the execution of this Agreement, Trident shall have received a letter from Dixon, Odom & Co., L.L.P., independent certified public accountants, dated the date hereof and addressed to Trident: (i) confirming that Dixon, Odom & Co., L.L.P. is a firm of independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations and stating in effect that in Dixon, Odom & Co.'s opinion the financial statements of the Bank as are included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act Regulations and generally accepted accounting principles; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Bank prepared by the Bank, a reading of the minutes of the meetings of the Board of Directors of the Bank, meetings of members of the Bank and consultations with officers of the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that, except as set forth in such letter: (A) such unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the latest unaudited financial statements included in the Prospectus to a specified date not more than three business days prior to the date hereof, there was any material increase in borrowings, defined as advances from the FHLB-Atlanta, securities sold under agreements to repurchase and any other form of debt other than deposits of the Bank (increases in

Trident Securities, Inc.
Page 30

borrowings will not be deemed to be material if such increase in total borrowings outstanding does not exceed $1,000,000); (C) there was any decrease in retained earnings of the Bank at the date of such letter as compared with amounts shown in the latest unaudited statement of condition included in the Prospectus; or (D) there was any decrease in net income or net interest income of the Bank for the number of full months commencing immediately after the period covered by the latest unaudited income statement included in the Prospectus, and ended on the latest month end prior to the date of the Prospectus or of such letter as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit examination of the Bank referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (h), they have compared with the general accounting records of the Bank, which are subject to the internal controls of the Bank, accounting system and other data prepared by the Bank, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as Trident may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

        (i) At the Closing Date, Trident shall receive a letter in form and substance satisfactory to counsel for Trident from Dixon, Odom & Co., L.L.P., independent certified public accountants, dated the Closing Date and addressed to Trident, confirming the statements made by them in the letter delivered by them pursuant to the preceding subsection as of a specified date not more than five (5) business days prior to the Closing Date.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Trident and its counsel, satisfactory to Trident and its counsel.
Any certificates signed by an officer or director of the Company or the Bank and delivered to Trident or to counsel for Trident shall be deemed a representation and warranty by the Company or the Bank to Trident as to the statements made therein. If any condition to Trident's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, Trident may terminate this Agreement or, if Trident so elects, may waive any such conditions which have not been fulfilled or may extend the time of their fulfillment. If Trident terminates this Agreement as aforesaid, the Company or the Bank shall reimburse Trident for its allocable expenses as provided in Section 3 hereof.

     8. Indemnification.
        ---------------

        (a) The Company and the Bank jointly and severally agree

Trident Securities, Inc.
Page 31

to indemnify and hold harmless Trident, its officers, directors and employees and each person, if any, who controls Trident within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage and expense whatsoever that such indemnified person(s) shall suffer and shall further promptly reimburse such persons for any legal or other expenses reasonably incurred by each or any of them in investigating, preparing to defend or defending against any such action, proceeding or claim (whether commenced or threatened) arising out of any misrepresentation by the Company or the Bank in this Agreement or any breach of warranty by the Company or the Bank with respect to this Agreement or arising out of or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make not misleading any statements contained in (i) the Registration Statement, the Prospectus or the Proxy Statement (as from time to time amended and supplemented) or (ii) any application (including the Conversion Application and the Holding Company Applications) or other document or communication (in this
Section 8 collectively called "Application") executed by or on behalf of the Company or the Bank or based upon written information furnished by or on behalf of the Company or the Bank to effect the Conversion or qualify the Shares under the Blue Sky Laws thereof or filed with the Administrator, the FDIC, the Federal Reserve or the Commission unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Bank with respect to Trident by or on behalf of Trident expressly for use in the Prospectus, the Proxy Statement or any amendment or supplement thereof or in any Application, or (iii) any unwritten statement made with the Company's consent to a purchaser of the Shares by any director or officer or any person employed by or associated with the Company or the Bank other than Trident, its officers, directors, employees or agents. This indemnity shall be in addition to any liability the Company or the Bank may have to Trident otherwise.

        (b) The Company and the Bank shall indemnify and hold Trident harmless from any liability whatsoever arising out of the Company's or the Bank's instructions with respect to allocation of Shares in the event of an oversubscription as described in Section 5 hereof or any records of account holders, depositors, borrowers and other members of the Bank delivered to Trident by the Bank or its agents for use in the Conversion.

        (c) Trident agrees to indemnify and hold harmless the Company and the Bank and each person, if any, who control the Company and the Bank within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, to the same extent as the

Trident Securities, Inc.
Page 32

foregoing indemnity from the Company and the Bank to Trident, but only with respect to statements or omissions, if any, made in the Prospectus, the Proxy Statement or any amendment or supplement thereof or in any Application in reliance upon, and in conformity with, written information furnished to the Company or the Bank with respect to Trident by or on behalf of Trident expressly for use in the Prospectus, the Proxy Statement or any amendment or supplement thereof or in any Application.

        (d) Promptly after receipt by an indemnified party under this Section
8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party or parties to such indemnified party of its election so to assume the defense thereof, such indemnifying party or parties shall not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 8 if any settlement of any such action is effective without such indemnifying party's consent.

     9. Contribution.  In order to provide for just and equitable
        ------------

Trident Securities, Inc.
Page 33

contribution in circumstances in which the indemnity agreement provided for in
Section 8 above is for any reason held to be unavailable to the Company, the Bank or Trident other than in accordance with its terms, the Company or the Bank and Trident shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Company or the Bank and Trident (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Bank on the one hand and Trident on the other from the offering of the Shares or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Bank on the one hand and Trident on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Bank on the one hand and Trident on the other shall be deemed to be in the same proportions as the total proceeds from the Conversion (before deducting expenses) received by the Company and the Bank bear to the total fees received by Trident under this Agreement. The relative fault of the Company and the Bank on the one hand and Trident on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Bank or by Trident and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Bank and Trident agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, Trident shall not be required to contribute any amount in excess of the amount by which fees owed Trident pursuant to this Agreement exceed the amount of any damages which Trident has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission for which Trident would be provided

Trident Securities, Inc.
Page 34

indemnification under the Section 8 hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     10.  Survival of Agreements, Representations and Indemnities. The
          -------------------------------------------------------
respective indemnities of the Company, the Bank and Trident and the representations and warranties of the Company, the Bank and Trident set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Trident or the Company and the Bank or any controlling person referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Shares, and any legal representative of Trident, the Company, the Bank and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

     11.  Termination.  The Company, the Bank or Trident may terminate this
          -----------
Agreement by giving the notice indicated below in this Section 11 at any time after this Agreement becomes effective as follows:

          (a) If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in Trident's opinion, impracticable to proceed with the Offerings; or if trading on the New York Stock Exchange shall have been suspended; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the capitalization, condition or business of the Company or the Bank; or if the Bank shall have sustained a material or, in the reasonable opinion of Trident, significant loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured.

          (b) The Company and the Bank may terminate this Agreement with respect to Trident upon a material breach of this Agreement by Trident.

          (c) Trident may terminate this Agreement with respect to the Company and the Bank upon a material breach of this Agreement by the Company or the Bank.

Trident Securities, Inc.
Page 35

          (d) If any party elects to terminate this Agreement as provided in this Section 11, such party shall notify the other parties hereto promptly by telephone, telegram or telecopy, confirmed by letter sent as provided in Section 12.

          (e) If this Agreement is terminated for any of the reasons set forth in subsection (a) above, to fulfill its obligations pursuant to Sections 3(b), 3(c), 3(d), 6, 8(a) and 9 of this Agreement and upon demand, the Company or the Bank shall pay Trident the full amount owed to Trident under such Sections.

          (f) The Bank may terminate the Conversion in accordance with the terms of the Plan. Such termination shall be without liability to any party, except that the Company or the Bank shall be required to fulfill its obligations pursuant to Sections 3(b), 3(c), 3(d), 6, 8(a) and 9 of this Agreement.

     12.  Notices. All communications hereunder, except as herein otherwise
          -------
specifically provided, shall be in writing and if sent to Trident shall be mailed, delivered or telegraphed and confirmed to Trident Securities, Inc., 4601 Six Forks Road, Suite 400, Raleigh, North Carolina 27609, Attention: Mr. R. Lee Burrows, Jr. (with a copy to Thacher Proffitt & Wood, 1500 K Street, N.W., Suite 200, Washington, D.C. 20005, Attention: Richard A. Schaberg, Esq.), or if sent to the Company or the Bank shall be mailed, delivered or telegraphed and confirmed to the Company or the Bank, 22 Winston Street, Thomasville, North Carolina 27361-0989, Attention: James G. Hudson, Jr., President (with a copy to Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., 230 North Elm Street, 2000 Renaissance Plaza, Post Office Box 26000, Greensboro, North Carolina 27420,
Attention: Randall A. Underwood, Esq.).

     13.  Parties.  This Agreement shall inure solely to the benefit of, and
          -------
shall be binding upon, Trident, the Company and the Bank and the controlling and other persons referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

     14.  Severability.  Any provision of this Agreement found to be invalid,
          ------------
unenforceable, or otherwise limited by law or regulation shall not effect the validity or enforceability of the remaining terms of this Agreement.

     15.  Construction.  Unless governed by preemptive federal law, this
          ------------
Agreement shall be governed by and construed in accordance with the substantive laws of North Carolina.

Trident Securities, Inc.
Page 36

     16.  Counterparts.  This Agreement may be executed in separate
          ------------
counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.
     If the foregoing correctly sets forth the understanding between you and the Company and the Bank, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                 Yours very truly,


                                 CENTURY BANCORP, INC.


                                 By:
                                      -------------------------------
                                      James G. Hudson, Jr.
                                      President


                                 HOME SAVINGS, SSB


                                 By:
                                      -------------------------------
                                      James G. Hudson, Jr.
                                      President



Agreed to and accepted this _____ day
of ___________, 1996.

TRIDENT SECURITIES, INC.


By:
     ---------------------------------------